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                                                                  Exhibit 10.153

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of February 12, 2004, by and between OPTIMUMCARE CORPORATION, a Delaware corporation ("Buyer"), DR. ROBERT M. BABCOCK ("Dr. Babcock") and HEIDI PATERSON ("Paterson") with respect to all of the outstanding capital stock of FRIENDSHIP COMMUNITY MENTAL HEALTH CENTER, INC., an Arizona corporation (the "Company"). Dr. Babcock and Paterson are referred to herein individually as a "Seller" and collectively as "Sellers").

                                 R E C I T A L S

         A. The Company is a Center for Medicare and Medicaid Services ("CMS") certified community mental health center operating a Partial Hospitalization Program (PHP), as well as other required services.

         B.       Each Seller owns, of record and beneficially, five hundred
(500) shares of capital stock of the Company representing all of the issued and outstanding shares of capital stock of the Company (the "Shares"); and

         C. Sellers desire to sell and Buyer desires to purchase the Shares on the terms and subject to the conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereby agree as follows:

                                    ARTICLE 1
                           PURCHASE AND SALE OF SHARES

         1.1 Purchase and Sale of Shares. On the terms and subject to the conditions of this Agreement, Sellers agree to sell, assign, transfer and convey the Shares to Buyer and Buyer agrees to purchase the Shares from Sellers. The purchase and sale of the Shares shall be consummated on the Closing Date (as hereinafter defined).

         1.2 The Purchase Price. The aggregate purchase price for the Shares (the "Purchase Price") will be $90,000, one-half of which will be paid to each Seller. The Purchase Price will be paid by Buyer in monthly installments of $2,500 to each Seller ($5,000 in the aggregate) commencing (i) on March 31, 2004 if the Closing occurs on or before February 14, 2004, or (ii) on the last day of the first full month following the Closing Date if the Closing occurs after February 14, 2004, and continuing on the last day of each successive month thereafter until the Purchase Price is paid in full. Buyer will mail the monthly installment payments to Sellers address as identified in Section 10.2. The postmark date will be used to determine that monthly installment payments are paid in compliance with this Section. In the event Buyer fails to make any payment when due and to cure such default within thirty (30) days following the receipt of written notice of such default from Seller, then the entire remaining portion of the unpaid purchase price will be immediately due and payable to Sellers. A Breach Event is created when

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Buyer fails to pay a payment in accordance with this section. No more than three
(3) Breach Events will be permitted. Upon the fourth (4th) Breach Event, the entire remaining portion of the unpaid purchase price will be immediately due and payable to Sellers.

         1.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will occur concurrently with the execution of this Agreement or such other date mutually agreed upon by the parties as soon as reasonably practicable following the satisfaction or written waiver of the conditions set forth in Article 6 hereof (the date on which the Closing occurs is referred to herein as the "Closing Date"). At the Closing, Sellers shall deliver to Buyer:

                  (a) Certificates representing the Shares to be purchased and sold hereunder, registered in the name of Sellers and duly and validly endorsed by Sellers for transfer to Buyer free of any encumbrance or restriction whatsoever (other than restrictions on resale arising under federal or state securities laws);

                  (b) The duly executed resignations of all directors and officers of the Company, in form and content satisfactory to Buyer and its counsel, and effective as of the Closing; and

                  (c) The concurrence of the spouse, if any, of each Seller in the form attached hereto.

                                    ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         In order to induce Buyer to enter into this Agreement and to purchase the Shares, Sellers jointly and severally make the representations and warranties set forth in this Article 2 which representations and warranties will be true and correct on the date of this Agreement and on the Closing Date. Except as specifically stated herein, Seller is not providing any other representations or warranties about the Company. Seller makes no representation or warranty concerning events which occur following the Closing which may affect the continuing accuracy of the representations and warranties set forth in this
Article 2 following the Closing Date.

         2.1 Organization; Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona, and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted.

         2.2 Capitalization of the Company. The authorized capital stock of the Company consists of one hundred thousand (100,000) shares of common stock, one dollar ($1.00) par value, of which 1,000 shares are issued and outstanding. There are no other shares of capital stock issued and outstanding, no shares of treasury stock, and no outstanding securities convertible into or exchangeable for any of the Company's capital stock or options, warrants, calls or other rights, with respect to the issued capital stock of the Company, or to purchase or subscribe to capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company. Sellers are not a party to any voting trust agreement or other contract, agreement, arrangement, commitment, plan, or understanding restricting or otherwise relating to the Shares.

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         2.3      Authority. This Agreement has been duly and validly authorized by all necessary action of Sellers. No action, consent or approval by or filing with any person or entity, including, without limitation, any federal, territorial, state, municipal, foreign or other court or governmental or administrative body or agency or any securities or commodities exchange is required in connection with the execution, delivery and performance by Sellers of this Agreement, and consummation by Sellers of the transactions contemplated herein. Without limiting the generality of the foregoing, Sellers have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of Sellers enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

         2.4 Financial Statements; No Undisclosed Liabilities. Schedule 2.4 hereto contains true and complete copies of the unaudited balance sheet and statement of income (loss) of the Company at and for the fiscal year ended June 30, 2003 and any subsequent interim periods, if available (hereinafter referred to as the "Financial Statements"). Except as otherwise disclosed to Buyer in writing prior to the Closing, the Company does not have any material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not reflected or reserved against on the Financial Statements, except for liabilities and obligations incurred since the date thereof in the ordinary course of the Company's business and consistent with past practice and which, in any event, in the aggregate, would not have a material adverse effect on the financial condition or business of the Company. Also included in Schedule 2.4 is a complete and accurate list of all known liabilities of the Company as of the date of this Agreement, including without limitation, all accounts payable, accrued wages and vacation, unfunded healthcare liabilities and other personnel costs, payments, withholdings or other obligations to Blue Cross of Arizona and/or the Centers of Medicare and Medicaid Service and all other liabilities and obligations, whether absolute, contingent, direct, indirect, accrued or otherwise. Buyer agrees that disclosures are not limited to only Schedule 2.4, but include disclosures made in other Sections of this Agreement.

         2.5 Absence of Certain Actions. Sellers have not on behalf of Sellers or the Company:

                  (a) Taken any action, other than in the ordinary course of business, which might reasonably be expected to have a material adverse effect on the business or financial condition of the Company;

                  (b) Incurred any short-term or long-term liabilities or obligations (absolute, accrued, contingent or otherwise) other than in the ordinary course of business and consistent with past practice;

                  (c) Subjected any of the Company's property or assets (real, personal or mixed, tangible or intangible) to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

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                  (d)      Canceled any debts or waived any claims or rights of
material value to the Company or agreed on behalf of Sellers or the Company to reduce or otherwise modify the payment terms of any account receivable owing to the Company;

                  (e) Sold, transferred or otherwise disposed of any of the Company's properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice; or

                  (f) Agreed, whether in writing or otherwise, to take any action described in this Section 2.5.

         2.6 No Claims Based on Sellers' Acts. Except as otherwise disclosed to Buyer in Schedule 2.6, there is no threatened charge or claim relating to or affecting: (i) the Company or Sellers in their capacities as directors, officers, employees or agents of the Company or (ii) the assets, properties or business of the Company, nor is there any basis for any such charge or claim based on the affirmative acts of Sellers which could have an adverse effect on the assets, property or business of the Company.

         2.7 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company, and as of the Closing Date, no such franchises, permits and licenses, including the Company's Medicare provider number, will be rendered void, made subject to restrictions or otherwise adversely affected by the consummation of the transactions contemplated hereby.

         2.8 Compliance with Other Instruments. As of the Closing Date, the Company is not in violation or default in any material respect of any provision of its Articles of Incorporation, Bylaws or any material contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company.

         2.9 Litigation. As of the Closing Date, there are no actions, suits, proceedings or investigations pending or currently threatened against the Company that might have, either individually or in the aggregate, any material adverse affect on the assets, business properties, prospects or financial condition of the Company, or in any material change in the current equity ownership of the Company, except as identified in Schedule 2.9.

         2.10 Title to Property and Assets; Leases. Except as reflected in the Financial Statements, the Company owns its property and assets free and clear of all mortgages, liens, claims and encumbrances.

         2.11 Environmental and Safety Laws. The Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

         2.12 Employee Benefit Plans. All employee benefit plans, as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other employee

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benefit plan or fringe benefit arrangement of any nature whatsoever established, maintained or contributed to by the Company comply in all material respects with the requirements of all applicable laws, including but not limited to ERISA, and no employee pension benefit plan (as defined in ERISA) has incurred or assumed an "accumulated funding deficiency" as defined by ERISA or has incurred or assumed any material liability (other than for the payment of premiums) to the Pension Benefit Guaranty Corporation.

         2.13 Tax Returns. As of the Closing Date, the Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due (other than those which are being contested in good faith by the Company). The provision for taxes of the Company is adequate for taxes due or accrued as of the date hereof, except as noted in Schedule 2.13. The Company's tax returns have never been audited by the Internal Revenue Service or any other government agency. As of the Closing Date, Seller has not been made aware of any pending tax return audits by any government agency. Seller makes no representation or warranty with respect to tax returns filed by the prior owners of the Company.

         2.14 Medicare Holdbacks, etc. As of the Closing Date, the aggregate amount of all holdbacks, payments, obligations and other liabilities of or relating to the Company pursuant to that certain extended repayment schedule and investigation referenced in the letter from Centers for Medicare and Medicaid Services attached as Schedule 2.14 plus the amount of all holdbacks, payments, obligations and other liabilities of or relating to the Company with respect to the Arizona Health Care Cost Containment System are $279,541.61 plus an estimated $100,000 further holdback identified by Blue Cross of Arizona personnel to Buyer and Seller on February 5, 2004 plus estimated interest and penalties through February 2004 of $10,000. All cost reports filed by Sellers for the Company have been found to be acceptable to CMS/Medicare. Sellers believe all filed cost reports filed by Sellers for the Company are true, correct, and have been prepared in compliance with all applicable governmental rules and regulations. Sellers make no representations or warranties concerning cost reports filed by the prior owners of the Company.

         2.15 Accuracy of Information. As of the Closing Date, no representation or warranty by Sellers contained in this Agreement or in respect of the exhibits, schedules, lists or other documents delivered to Buyer and referred to herein, and no statement contained in any certificate furnished or to be furnished by or on behalf of Sellers pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain as of the date such representation or warranty is made or such certificate is or will be furnished, any statement of a material fact known by Sellers to be untrue, or omits, or will omit to state as of the date such representation or warranty is made or such certificate is or will be furnished, any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 3
                                      TITLE

         In order to induce Buyer to enter into this Agreement, to purchase the Shares and to consummate the transactions contemplated herein, Sellers represent and warrant to Buyer that they are the owners, beneficially and of record, of the Shares and have good, valid and

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marketable title to the Shares free and clear of all liens, encumbrances, security interests or claims, whatsoever, with full power and authority to deliver the Shares to Buyer in accordance with the terms of this Agreement. Sellers will convey to Buyer at the Closing good, valid and marketable title to the Shares free and clear of all liens, encumbrances, security interests, restrictions or claims whatsoever.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         In order to induce Sellers to enter into this Agreement and to sell the Shares and consummate the other transactions contemplated herein, Buyer makes the representations and warranties set forth in this Article 4.

         4.1 Authority. This Agreement has been duly and validly authorized by all necessary action of Buyer. No action, consent or approval by or filing with any person or entity, including, without limitation, any federal, territorial, state, municipal, foreign or other court or governmental or administrative body or agency or any securities or commodities exchange is required in connection with the execution, delivery and performance by Buyer of this Agreement and consummation by Buyer of the transactions contemplated herein. Without limiting the generality of the foregoing, Buyer has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement is the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

         4.2 Accuracy of Information Furnished. No representation or warranty by Buyer contained in this Agreement or in respect of the exhibits, schedules, lists or other documents delivered to Sellers and referred to herein, and no statement contained in any certificate furnished or to be furnished by or on behalf of Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain as of the date such representation or warranty is made or such certificate is or will be furnished, any untrue statement of a material fact, or omits, or will omit to state as of the date such representation or warranty is made or such certificate is or will be furnished, any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 5
                             BUYER ACKNOWLEDGEMENTS

         Buyer acknowledges the following:

         5.1 PHP Requirements Subject to Change. The PHP requirements are subject to change at the discretion of CMS/Medicare. Any subsequent changes to the PHP requirements by CMS/Medicare will have no effect on Buyer's obligation to pay Sellers the Purchase Price.

         5.2 Buyer is Purchasing All Operations. By purchasing the Shares, Buyer is acquiring the entire business of the Company including but not limited to the the PHP program.

         5.3 Acknowledgement of Risk. Buyer acknowledges that operating a community mental health center is difficult and can be considered to be a high-risk venture. Buyer acknowledges that the Company may lose significant sums of money in operating a community mental health center.

         5.4 Due Diligence. Prior to Closing, Buyer will have completed its due diligence investigation to its satisfaction. Prior to Closing, Buyer will have been given the opportunity to examine the Company's financial statements and to speak with the Company's financial consultants.

         5.5 Tolling Agreement. Seller has represented to Buyer and Buyer understands that a written tolling agreement with respect to the statue of limitations is in effect between the Company and the United States Attorney. Sellers have represented and Buyer understands that the tolling agreement has been entered into as a result of possible criminal activities by previous owners, and Sellers have entered into the tolling agreement to ensure the Company would not be indicted. Buyer acknowledges that Sellers make no other representations or warranties concerning the tolling agreement.

         5.6 License Approval based on Change in Ownership. Buyer acknowledges that following the Closing Buyer is required to submit documentation to the Centers for Medicare and Medicaid ("CMS") reporting a change of ownership of the Company. Buyer acknowledges that it has sole responsibility for contacting CMS prior to the Closing Date to ensure following the Closing, the Company will comply with all CMS requirements. Buyer acknowledges that only CMS can complete the transfer of the Medicare provider license and that Sellers have made no representation or warranty with respect to the transfer of the Medicare provider license except as specifically stated herein.

         5.7 Annual Cost Report. Buyer acknowledges that CMS requires the Company to file an annual cost report and that Sellers have represented that all required cost reports have been filed within the required time. Buyer acknowledges that cost reports are subject to audit by CMS (or their representative), and may be adjusted by CMS. Buyer acknowledges that adjustments to cost reports filed by prior owners of the Company may have a positive or negative effect on cost reports filed by Sellers. Buyer acknowledges that the current Medicare holdbacks are a direct result of Medicare adjustments to Cost Reports filed by the prior owners of the Company.

                                    ARTICLE 6
                              COVENANTS OF SELLERS

         6.1 Non-Competition. Buyer and Sellers agree that Sellers, by virtue of their position and employment with the Company, have had extensive exposure to and knowledge of the Company's servicing and marketing techniques, patient relationships, billing arrangements, trade secrets and/or know-how. Therefore, Sellers agree that, except as provided herein, for a period of three
(3) years following the Closing Date ("Non-Competition Period"), they will not, directly or indirectly, either individually or as an employee, agent, partner, shareholder, consultant or in any other capacity, participate in, engage in or have a direct or indirect financial or other interest in any mental health business located within a fifty (50) mile radius of 730 East Highland, Phoenix, Arizona 85014 (the "Protected Area") which is competitive with the business in which the Company is presently engaged or conduct any solicitation of mental health business from existing or prospective patients within the Protected Area. The ownership of 1% or less of the capital stock of a corporation whose shares are traded in an organized public securities market, even though that corporation may have a competitive business as aforesaid, shall not be a violation of this covenant. In addition, Sellers agree that Sellers shall not solicit for employment or seek to induce any employees of the Company to leave the employment of the Company for a period of twelve (12) months following the Closing Date.

         6.2 Construction. If the restrictions set forth in Section 6.1, for any reason whatsoever, are declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not be adversely affected thereby. Sellers agree that the foregoing territorial and time limitations are reasonable and properly required for the adequate protection of the business of the Company and that in the event that any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, then Sellers agree and submit to the reduction of either said territorial or time limitation to such an area or period as said court shall deem reasonable.

         6.3 Injunctive Relief. Sellers and Buyer agree that it would be extremely difficult or impracticable to measure damage to Buyer and the Company from any breach by Sellers of the agreements and covenants set forth in Section 6.1, that injury to Buyer and the Company from any such breach would be incalculable and irremediable and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, Sellers agree that if Sellers breach the provisions of Section 6.1 in any respect, Buyer shall be entitled, in addition to all other remedies, including, but not limited to, monetary damages Buyer may have, to a temporary restraining order and to a preliminary and a permanent injunction to restrain any such breach of Sellers, without showing or proving any actual damage sustained. Sellers acknowledge and agree that the restrictions set forth in Section 6.1 are made for and intended for the benefit of Buyer and the Company and may be enforced by Buyer or the Company, acting jointly or severally.

         6.4 Assistance with Medicare Provider License. Sellers agree to use their best efforts in providing Buyer with any and all assistance reasonably necessary for Buyer to complete the process of Medicare provider license transfer/change of ownership approval.

         6.5 Further Assurance. Sellers agrees that at any time, and from time to time after the Closing Date, Sellers will execute and deliver to any other party such further instruments or documents as may reasonably be required to give effect to the transactions contemplated hereby.

                                    ARTICLE 7
                              ADDITIONAL AGREEMENTS

         7.1 Automobiles. Buyer acknowledges and agrees that Sellers shall be entitled to an assignment from the Company of all right, title and interest of the Company in and to the automobiles in use by the Sellers, respectively, as of the date of this Agreement, notwithstanding that such automobiles are recorded on the Company's Financial Statements as assets of the Company.

         7.2 Forgiveness of Indebtedness. Buyer acknowledges that it has been informed by Sellers that both Sellers received loans from the Company in calendar year 2003 totaling $60,000 to each Seller ($120,000 total to Sellers). Buyer and Sellers agree that such loans shall be treated as outstanding loans on the books of the Company by Buyer, and Buyer agrees to forgive $30,000 per loan per Seller in each of 2004 and 2005, if such treatment is permitted by generally accepted accounting principles or if not, to forgive $60,000 per loan per Seller in 2004.. Sellers acknowledge that they understand this debt forgiveness will be reported as income to Sellers to the appropriate tax authorities on a form 1099 and Sellers will be responsible for any personal income taxes (federal, state, and local) assessed to Sellers on such income as reported. Buyer agrees that it will be responsible for any other taxes or penalties associated with this debt forgiveness.

         7.3 Consulting Arrangements. Buyer agrees to cause the Company to engage Sellers as independent consultants to the Company for a period of thirty
(30) days following the Closing. Sellers will act as independent contractors in performance of their consulting duties. Sellers will provide general management consulting including but not limited to consulting with respect to issues related to the running of and financial and operational activities of the Company and will provide such other consulting services as requested by the President of the Company. Sellers agree to provide such written or verbal reports as requested by the President of the Company. Each Seller agrees to be available for consulting services either in person or by telephone for a period of thirty (30) calendar days following the Closing. For such services, Buyer agrees to cause the Company to pay each Seller the amount of Eleven Thousand Two Hundred Fifty Dollars ($11,250) within seven business days following the Closing.

                                    ARTICLE 8
                          BUYER'S CONDITIONS TO CLOSING

         The obligations of Buyer under this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions, the waiver of which shall not be effective against Buyer unless such waiver is in writing:

         8.1 Short Period Tax Returns. Seller will cause the Company to (i) recognize forgiveness of debt income with respect to all amounts previously owed by the Company to Buyer, and (ii) either (a) file a short period federal income tax return and, if necessary, state and local income tax returns for the period ending as of the Closing Date or (b) file an amended tax return for the fiscal year ended June 30, 2003 to reflect the forgiveness of debt income described above. Such tax returns will be prepared at the direction of the Sellers and will be signed by the Sellers with copies provided to Buyer.

         8.2 Medicare Holdbacks, etc. As of the Closing Date, the aggregate amount of all holdbacks, payments, obligations and other liabilities of or relating to the Company pursuant to that certain extended repayment schedule and investigation referenced in the letter from Centers for Medicare and Medicaid Services attached as Schedule 2.14 plus the amount of all holdbacks, payments, obligations and other liabilities of or relating to the Company with respect to the Arizona Health Care Cost Containment System will not exceed $279,541.61 plus an estimated $100,000 further holdback identified by Blue Cross of Arizona personnel to Buyer and Seller on February 5, 2004 plus estimated interest and penalties through February 2004 of $10,000.

         8.3 Transfer of Medicare Provider License. Sellers will have provided Buyer with such documents (or other evidence as Buyer may, in its sole discretion, require to indicate to the Buyer's satisfaction that the Company's Medicare provider number will not be rendered void, made subject to restrictions or otherwise adversely affected by the consummation of the transactions contemplated hereby.

         8.4 Liabilities. Sellers will have provided an updated list of all liabilities of the Company required to be delivered pursuant to Section 2.4 made current as of the Closing Date.

                                    ARTICLE 9
                                 INDEMNIFICATION

         9.1 Seller Warranty Claims. From and after the Closing, Sellers shall jointly and severally indemnify and hold harmless Buyer, and its successors and assigns, agents and affiliates (collectively, "Buyer Indemnitees") against, and in respect of any out of pocket loss, any and all damages, claims, losses, liabilities and expenses, including, without limitation, legal, accounting and other expenses, which may arise out of: (i) any breach or violation of this Agreement by Sellers; or (ii) any breach of any of the representations, warranties or covenants made in this Agreement by Sellers; or (iii) any inaccuracy or misrepresentation in the Schedules hereto or in any certificate or document delivered in accordance with the terms of Agreement by Sellers (collectively, "Claims").

         9.2 Buyer Warranty Claims. From and after the Closing, Buyer shall indemnify and hold harmless Sellers, and their successors and assigns, agents and affiliates (collectively, "Seller Indemnitees") against, and in respect of any out of pocket loss, any and all damages, claims, losses, liabilities and expenses, including, without limitation, legal, accounting and other expenses, which may arise out of: (i) any breach or violation of this Agreement by Buyer; or (ii) any breach of any of the representations, warranties or covenants made in this Agreement by the Buyer; or (iii) any inaccuracy or misrepresentation in the Schedules hereto or in any certificate or document delivered in accordance with the terms of Agreement by Buyer or (iv) the operation of the Company following the Closing (collectively, "Claims").

         9.3      Indemnification Procedure.

                  (a) In order for a party (the "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving any Claims, such Indemnified Party must notify the Indemnifying Party in writing, by certified mail, of the Claim within thirty
(30) business days after such Indemnified Party learns of the Claim, provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party can demonstrate actual monetary prejudice as a direct or indirect result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within twenty (20) business days' time after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Claim.

                  (b) If a Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, but reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Claim which is not based upon a theory of successor liability, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. In the case of a Claim that is based upon a theory of successor liability and in which the Indemnified Party is a co-defendant with the Indemnifying Party, the Indemnified Party shall be entitled to be compensated for its reasonable expense in defending such claim regardless of the offer to assume such defense. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, which shall be at its own expense, unless the parties are co-defendants, in which case the Indemnifying Party shall bear such expense separate from the counsel employed by the Indemnifying Party. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than after the twenty (20)-day period described in Section 9.3(a) if the Indemnified Party shall have failed to give notice of the Claim). If the Indemnifying Party chooses to defend or prosecute a Claim, all the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and provision of records (upon the Indemnifying Party's request) and the provision of information which is reasonably relevant to such Claim, and making employees available on a mutually convenient basis when and where reasonably required to provide additional information and explanation of any material provided hereunder.

                  (c) With respect to any Claim by any person against an Indemnified Party where the amount in dispute is equal to or less than One Thousand Dollars ($1,000), then the foregoing provisions of this Section 9.3 shall not apply, and the Indemnified Party may investigate and defend and settle such small claim in good faith on a commercially reasonable basis, taking into account the claimant's relationship to the Company, without the assistance or approval of the Indemnifying Party.

                  (d) Upon notice to and consultation with Sellers specifying in reasonable detail the basis for such set-off, Buyer may set off any amount for which it may be entitled to indemnification under this Article 9 against amounts it owes, now or in the future, to Sellers, including without limitation, payments of the Purchase Price pursuant to this Agreement; provided, however, that any set-off against the Purchase Price will be made on a pro-rata basis among the Sellers and also provided that Buyer agrees that such set-offs will not be made until Buyer's claims for indemnity exceed Twenty Thousand Dollars ($20,000) in the aggregate as of the Closing Date.

                                   ARTICLE 10
                           TERMINATION AND ABANDONMENT

         10.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the parties hereto.

         10.2 Termination by Either the Buyer or Seller. This Agreement may be terminated by either the Buyer or any Seller if the Closing is not consummated by February 16, 2004 (provided that the right to terminate this Agreement under this Section 10.2 will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date).

         10.3     Termination by Buyer.

                  (a) This Agreement may be terminated at any time prior to the Closing Date by Buyer if Sellers have failed to comply in any material respect with any of the covenants, conditions or agreements contained in this Agreement required to be performed or complied with by Sellers prior to the Closing Date.

                  (b) This Agreement may be terminated at any time prior to the Closing Date by Buyer if any representation or warranty of Seller contained in this Agreement is or becomes untrue or incorrect in any material respect (except for changes permitted by this Agreement and previously identified in this Agreement and those representations which address matters only as of a particular date which remain true and correct as of such date). The effect of any untrue or incorrect material misrepresentation or warranty by Sellers must be of such a significant nature that it would not be prudent in the Buyer's judgment for Buyer to operate the business, in order for Buyer to terminate this Agreement in accordance with the provisions of 10.3 (b).

         10.4 Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by a party pursuant to this Article 10, written notice by certified mail, thereof will be given to all other parties and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein each of the parties will, upon request, redeliver all documents and other material of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

                                   ARTICLE 11
                                  MISCELLANEOUS

         11.1 Expenses. Buyer and Sellers shall bear their own costs and expenses in connection with the transactions contemplated by this Agreement.

         11.2 Notices and Legal Process. All notices and other communications and legal process shall be in writing and shall be personally delivered, delivered by commercial delivery service, transmitted by facsimile, or transmitted by registered or certified mail with return receipt requested, as elected by the party giving such notice, addressed as follows:

                  If to Buyer:

                           OptimumCare Corporation
                           30011 Ivy Glenn Drive
                           Suite 219
                           Laguna Niguel, CA  92677

                  If to Sellers:

                           Robert Babcock
                           P.O. Box 1771
                           Lake Havasu City, AZ 86405

                           and

                           Heidi Paterson
                           P.O. Box 2021
                           Lake Havasu City, AZ 86405

Notices shall be deemed to have been given upon delivery, or, if delivered outside of business hours, then on the next business day. "Business hours" are defined for this purpose to be Monday through Friday, 8:00 a.m. to 5:00 p.m., excluding holidays. Any party hereto may change its address for purposes hereof by notice to the other parties hereto.

         11.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute but one and the same instrument.

         11.4 Entire Agreement. Unless otherwise specifically agreed in writing, this Agreement and the Schedules and Exhibits hereto represent the entire understanding of the parties with reference to the transactions set forth herein and supersede all prior representations, warranties, understandings and agreements heretofore made by the parties, and neither this Agreement nor any provisions hereof may be amended, waived, modified or discharged except by an agreement in writing signed by the party against whom the enforcement of any amendment, waiver, change or discharge is sought.

         11.5 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

         11.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Arizona.

         11.7 Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach hereof, except as stated below, shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect. The decision of the arbitrator shall, except for mistakes of law, be final and binding upon the parties hereto, and judgment upon the award rendered by the arbitrator, which shall, in the case of damages, be limited to actual damages proven in the arbitration, may be entered in any court having jurisdiction thereof.

         There shall be a single arbitrator who shall be an existing or former judge of a court of record within the United States or an attorney in good standing admitted to practice for a period of at least ten (10) years within the United States. No arbitration shall involve parties other than the parties hereto and their respective successors and assigns or be in any respect binding with respect to any such other parties. The situs of the arbitration will be in the County of Maricopa, State of Arizona.

         The parties to any arbitration arising hereunder shall have the right to take depositions and to obtain discovery regarding the subject matter of the arbitration and to use and exercise all of the same rights, remedies and procedures, and be subject to all of the same duties, liabilities, and obligations in the arbitration with respect to the subject matter thereof, as if the subject matter of the arbitration were pending in a civil action before a court of highest jurisdiction in the state where the arbitration is held. The arbitrator shall have the power to enforce said discovery by imposition of same terms, conditions, consequences, liabilities, sanctions and penalties as can be or maybe imposed in like circumstances in a civil action by a court of highest jurisdiction of the state in which the arbitration is held, except the power to order the arrest or imprisonment of a person.

         If any party commences an action, either arbitration or court proceedings, against any other party arising out of or in connection with this Agreement, the prevailing party or parties shall be entitled from the losing party or parties, both attorney's fees and costs of the arbitration and/or suit as part of the judgment rendered.

         11.8 Attorneys' Fees. In any legal action brought to enforce the provisions of this Agreement, including the breach thereof, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred in enforcing or attempting to enforce any of the terms, covenants or conditions, including costs incurred prior to commencement of legal action, and all costs and expenses, including reasonable attorneys' fees, incurred in any appeal from an action brought to enforce any of the terms, covenants or conditions.

         11.9 Taxes. The Sellers shall be responsible for any and all income, capital gains or other taxes arising from or relating to the sale of the Shares and the receipt of consideration therefore by the Sellers pursuant to this Agreement, except as noted in Section 7.2.

         11.10 Captions. The captions of the various Sections and subsections hereof and on the Schedules hereto are for convenience of reference only, and shall not affect the meaning or construction of any provision hereof or of any such Schedules.

         11.11 Severability; Construction. In the event any provision hereof is determined to be invalid or unenforceable, the remaining provisions hereof shall be deemed severable therefrom and shall remain in full force and effect. Words and phrases defined in the plural shall also be used in the singular and vice versa and be construed in the plural or singular as appropriate and apparent in the context used.

         11.12 No Waiver. The respective representations and warranties of the parties contained herein or in any documents delivered at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    "Sellers"

                                    ____________________________________________
                                    ROBERT M. BABCOCK, PHD

                                    ____________________________________________
                                    HEIDI PATERSON

                                    "Buyer"

                                    OPTIMUMCARE CORPORATION

                                    By:_________________________________________
                                          Edward A. Johnson, President

                              SPOUSE'S CONCURRENCE

         The undersigned, D'Arcy A. Babcock, does hereby certify that the undersigned:

         (i)      is the spouse of Dr. Robert M Babcock

         (ii) has carefully read the foregoing Agreement and understands its meaning and effect;

         (iii) is aware that under the provisions of the foregoing Agreement the undersigned's spouse has agreed to sell the Shares of the Company in which the undersigned may have an interest;

         (iv) fully and completely consents to and approves the purposes of its provisions, and agrees to be bound by the terms thereof to the extent of any interest that the undersigned may now or hereafter have in any Shares, without determining at this time whether any such interest exists and the extent thereof; and

         (v) the spouse may join in any future amendments or modifications of the foregoing Agreement without any further signature, acknowledgment, agreement, concurrence or consent on the part of the undersigned.

                                        ________________________________________
                                        D'ARCY A. BABCOCK